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[BANCWEST CORPORATION LETTERHEAD]                                   NEWS RELEASE



FOR IMMEDIATE RELEASE:                                MEDIA CONTACT
                                                      Gerry Keir (808) 525-7086
                                                      gerry.keir@fhwn.com
                                                      INVESTOR CONTACT:
                                                      BancWest Corporation:
                                                      Howard Karr (808) 525-8800


               BANCWEST AGREES TO BNP PARIBAS ACQUISITION PROPOSAL BancWest to remain based in Hawaii under present management

         Honolulu, Hawaii, May 7, 2001 - The board of BancWest Corporation (NYSE: BWE) today entered into a definitive merger agreement to accept BNP Paribas' offer to acquire the 55% of BancWest stock it does not already own for $35 in cash per share. The transaction, which is subject to BancWest stockholder and regulatory approval, is valued at $2.5 billion.

         Acting on the unanimous recommendation of a Special Committee comprised of independent directors, the BancWest Board endorsed the BNP Paribas proposal.

         Paris-based BNP Paribas, with assets of $646 billion, is France's largest banking group and 10th largest in the world. It has one of the world's most extensive international networks, with offices in 87 countries.

         BancWest is the parent company of Bank of the West and First Hawaiian Bank and has 252 branches in seven western states, Guam and Saipan. After completion of the proposed acquisition, BancWest will continue to be based in Honolulu under existing management as a separate subsidiary of BNP Paribas. Both First Hawaiian and Bank of the West will keep their present names, with current management and operations intact.

         After the acquisition, Walter A. Dods, 59, will continue as Chairman and Chief Executive Officer of BancWest and of First Hawaiian Bank. Don J. McGrath, 52, will continue as BancWest's President and Chief Operating Officer and as President and CEO of Bank of the West, with his principal office in San Francisco.

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BancWest Agrees To BNP Paribas Acquisition Proposal
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         "We at BNP Paribas know that both First Hawaiian Bank and Bank of the
West have proud and successful histories dating back 125 years and more," said Michel Pebereau, Chairman and Chief Executive Officer of BNP Paribas.

         "Through our relationship with BancWest, we have a great deal of confidence in the people of BancWest and in Walter Dods, Don McGrath and the management team. Above all, it is our respect for their professionalism, their traditions and their banking expertise which has led us to increase our investment in BancWest.

         "BancWest has an impressive record of growth, profitability and customer service and we'll continue to count on its management team to further develop the bank's network and activities.

         "BNP Paribas intends that BancWest will maintain its commitment to the people and communities it serves, especially the people of Hawaii," said Pebereau. "The headquarters of First Hawaiian Bank will remain in Hawaii and the bank board will continue to include substantial representation of Hawaii residents.

         "In addition, there will continue to be Hawaii representation on the BancWest board following the transaction," he continued. "We also intend to substantially increase the resources of the First Hawaiian Foundation, including through a $5 million contribution we expect to make upon completion of the transaction."

         Dods said: "This is a compelling offer that benefits our stockholders, who will receive a premium of 40% on their shares. It benefits our employees, since the current operations of both Bank of the West and First Hawaiian Bank will remain intact. The transaction reflects the fine job our employees have done to build value in BancWest over the past 2-1/2 years.

         "The change will be invisible to our customers. They'll be served by the same employees at the same branches. Only the BancWest stockholder will change."

         BancWest Corporation was formed by the November 1998 merger of First Hawaiian, Inc. and San Francisco-based Bank of the West, which was at the time a wholly-owned subsidiary of Banque Nationale de Paris (as BNP Paribas was then known). Following that transaction, First Hawaiian, Inc., the surviving company, changed its name to BancWest Corporation.

         Since then, BNP Paribas has owned 45% of the shares of BancWest, entitling the French company to elect nine of BancWest's 20 directors.

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BancWest Agrees To BNP Paribas Acquisition Proposal
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         The new BancWest has prospered in the intervening 2-1/2 years, posting record earnings and increasing in size by nearly 40%. Since the 1998 merger was announced, BancWest's assets have grown from $14 billion to $19.4 billion and it has added 50 new branches (to a present total of 252) and begun new operations in two additional states. BancWest serves more than 1.1 million households and businesses in California, Hawaii, Oregon, New Mexico, Nevada, Washington, Idaho, Guam and Saipan.

         "Our 1998 merger created a regional financial services company large enough to effectively compete in the high-tech world of megabanks, and our growth and profitability has more than met the dreams we had. This proposal rewards BancWest stockholders for their faith in our company. With the help of a world-class bank like BNP Paribas, we are now positioned to become one of the true super-regional banks in the United States," Dods said.

         "BNP Paribas' commitment to local management reinforces our own emphasis on individual customer service, something that's been a hallmark of both Bank of the West and First Hawaiian Bank for well over a century."

         Highlights of the merger:

         --STOCK: The owner of each share of "Non-Class A Stock" in BancWest Corporation (that is, all shares not presently owned by BNP Paribas) will receive a $35 cash payment. With about 68.6 million shares outstanding and about 5 million unexercised stock options, that values the transaction at $2.5 billion. This consideration equates to approximately 20 times BancWest's 2000 net income, 3.4 times tangible common equity and 2.1 times book value at March 31, 2001.

         --BOARD: The BancWest Board will include representation from Hawaii, the West Coast and France. The boards of First Hawaiian Bank and Bank of the West will include substantial representation of residents of each bank's primary markets.

         --APPROVALS, TIMING: The boards of BNP Paribas and BancWest have approved the agreement, which now requires two-thirds approval from BancWest's stockholders and approval by U.S. banking regulators. Once those approvals are received, the transaction is expected to close during the third quarter of this year.

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BancWest Agrees To BNP Paribas Acquisition Proposal
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         --MANAGEMENT: In addition to Dods and McGrath, other senior managers will continue to be John K. Tsui, Vice Chairman (and also President of First Hawaiian Bank); Joel Sibrac, Vice Chairman (and also Senior Executive Vice President of Bank of the West); Howard H. Karr, Executive Vice President/Chief Financial Officer (and also Vice Chairman of First Hawaiian), Donald G. Horner, Vice Chairman of Retail Banking for First Hawaiian Bank, and Douglas Grigsby, Executive Vice President/Treasurer (and also Chief Financial Officer of Bank of the West.)

         Goldman Sachs provided investment-banking advice for BancWest in the merger and Simpson Thacher Bartlett provided legal advice. Merrill Lynch and Cleary, Gottlieb, Steen & Hamilton advised BNP Paribas.

ABOUT BNP PARIBAS

         BNP Paribas (www.bnpparibas.com) is a world leader in banking and financial services, offering retail banking and financial services (consumer credit, leasing, e-brokerage, insurance, car fleet management, etc.) to millions of individual customers and corporations mainly in France (2000 branches), Europe, the United States, Mediterranean basin and Africa. Headquartered in Paris, France, it has one of the most extensive international networks in the world with offices in 87 countries. Active in all major financial centers, and providing services to large corporations and institutions, BNP Paribas enjoys key positions in Corporate and Investment Banking, Private Banking, Asset Management and Securities Services. With total assets of $646 billion (EUR 694 billion), shareholders equity of $19.3 billion (EUR 20.6 billion), and Year 2000 net income of $3.86 billion (EUR 4.12 billion), BNP Paribas is the Number 1 listed bank in France and Number 2 listed bank in the Euro zone.

ABOUT BANCWEST

         BancWest Corporation (www.bancwestcorp.com) is a bank holding company with assets of $19.4 billion. It is headquartered in Honolulu, Hawaii, with an administrative headquarters in San Francisco, California. Its principal subsidiaries are Bank of the West (193 branches in Northern and Central California, Oregon, New Mexico, Nevada, Washington state and Idaho) and First Hawaiian Bank (56 branches in Hawaii, two in Guam and one in Saipan).


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BancWest Agrees To BNP Paribas Acquisition Proposal
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ADDITIONAL INFORMATION AND WHERE TO FIND IT

         In connection with the proposed transaction, BancWest Corporation will file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by BancWest Corporation with the SEC at the SEC's Web site at http://www.sec.gov. Free copies of the proxy statement, once available, and the company's other filings with the SEC may also be obtained from BancWest Corporation by directing a request to BancWest Corporation Corporate Secretary, P.O. Box 3200, Honolulu, Hawaii 96847, Telephone: 1-808-525-7140.

         BancWest Corporation, its directors, certain executive officers (Walter
A. Dods, Jr., Chairman, Chief Executive Officer and Director, Don J. McGrath, President, Chief Operating Officer and Director, John K. Tsui, Vice Chairman, Chief Credit Officer and Director, Joel Sibrac, Vice Chairman and Director, Howard H. Karr, Executive Vice President and Chief Financial Officer, Douglas C. Grigsby, Executive Vice President and Treasurer, Bernard Brasseur, Executive Vice President and Risk Manager, and Donald G. Horner, Executive Vice President), and certain other employees may be deemed under the rules of the SEC to be "participants in the solicitation" of proxies from the security holders of BancWest Corporation in favor of the transaction. Investors and security holders of BancWest may obtain additional information regarding the interests of the "participants in the solicitation" by reading the proxy statement relating to the transaction when it becomes available.

         Forward-Looking Statements: This release contains forward-looking statements, including statements concerning plans, expectations, estimates, strategies, projections and goals. Such statements reflect management's best judgment as of this date, but they involve risks and uncertainties that could cause actual results to differ materially from those discussed in the statements. Factors that could cause or contribute to such differences include, without limitation, the possibility that regulatory approvals may be delayed or denied or that burdensome conditions may be imposed in connection with such approvals; the possibility of adverse changes in global, national or local economic or monetary conditions; the possibility of customer or employee attrition following commencement of this transaction; and the potential effects of intense competition within the financial services industry. Those factors or others could result, for example, in delay or termination of the transaction discussed above, changes in currently expected management and organizational structures, or adverse employee impact. Readers should carefully consider those risks and uncertainties in reading this release. BancWest disclaims any obligation to update any forward-looking statements included herein to reflect future events or developments.

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